UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2022

CNH Industrial Capital LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55510 (Commission File Number)	39-1937630 (IRS Employer Identification No.)

5729 Washington Avenue Racine, Wisconsin (Address of principal executive offices)		53406 (Zip Code)

(262) 636-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 3, 2022, CNH Industrial Capital America LLC, a wholly-owned subsidiary of CNH Industrial Capital LLC, and its wholly-owned subsidiary, CNH Industrial Capital Canada Ltd. (individually and collectively, “CNH Industrial Capital”), entered into agreements with Citibank, N.A. and Citi Cards Canada Inc. (together, “Citi”), respectively, pursuant to which CNH Industrial Capital will purchase Citi’s portfolio of commercial revolving account (“CRA”) receivables underlying a private-label CRA product offered through dealers of equipment manufactured or distributed by CNH Industrial America LLC and CNH Industrial Canada Ltd. in the United States and Canada. The transactions are expected to close in the fourth quarter of 2022, subject to the satisfaction of customary closing conditions. Upon the closing of the transactions, CNH Industrial Capital, rather than Citi, will be the sole lender and administrator of the private-label CRA product.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH INDUSTRIAL CAPITAL LLC
Date: February 4, 2022	By:	/s/ Douglas MacLeod
Douglas MacLeod
Chairman and President